Exhibit 99.1

For Immediate Release

Contact:

Danita Gibson-Lloyd	Leo S. Berard
TSYS Media Relations	TSYS Investor Relations
+1.706.649.5578	+1.706.649.5220
dglloyd@tsys.com	leoberard@tsys.com

TSYS Finalizes Agreement With JPMorgan Chase & Co.
and Successfully Completes First Phase of Conversion

Columbus, Ga., October 13, 2004 — TSYS has finalized a definitive agreement with JPMorgan Chase & Co. (NYSE: JPM) to service the combined card portfolios of Chase Card Services and to upgrade its card-processing technology. The agreement extends a relationship that started with TSYS and the former Bank One Corp. in March 2003.

        Pursuant to the revised agreement, the first phase of the project was executed successfully and Bank One’s remaining accounts are expected to be converted to the TS2® processing platform later this year, according to the project’s original schedule. JPMorgan Chase is expected to convert its consumer and commercial accounts to TS2 in the second half of 2005, after which TSYS expects to maintain the card-processing functions of Chase Card Services for at least two years. Chase Card Services then has the option to migrate the portfolio in-house, under a perpetual license of TS2 with a six-year payment term.

        “This is a significant milestone in our company’s history that adds to the momentum we’ve been building, and one that we could not have reached without the dedication and hard work of the entire TSYS team,” says M. Troy Woods, president and chief operating officer of TSYS. “Chase Card Services evaluated competing offers for processing and licensing services, and TSYS was chosen for its superior technology and the exceptional service delivered by our world-class team — an amazing group of people who understand that our clients’ success determines our success.”

        TSYS expects that the 2004 earnings per share (EPS) impact of the agreement will be $0.03–$0.04, the 2005 impact will be $0.05–$0.06 and the 2006 impact will be $0.06–$0.07. Beyond 2006, the annual EPS impact of the agreement will depend upon Chase Card Services’ decision to continue the processing agreement or to exercise its option to license the software.

About JPMorgan Chase & Co.

        JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $1.1 trillion and operations in more than 50 countries. The company has approximately 96 million credit cards issued. Under the JPMorgan, Chase and Bank One brands, the firm serves millions of consumers in the United States and many of the world’s most prominent corporate, institutional and government clients. Information about the firm is available at www.jpmorganchase.com.

— more —

TSYS finalizes agreement with JPMorgan Chase & Co./p. 2

About TSYS

        TSYS (NYSE: TSS) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

        This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others: statements regarding TSYS’ expected conversions of the Chase Card Services portfolios in the fourth quarter of 2004 and the second half of 2005; TSYS’ expectation that it will maintain the card processing functions of Chase Card Services for at least two years; the expected EPS impact of the Chase Card Services agreement in 2004, 2005 and 2006; and the assumptions underlying such statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, TSYS does not convert the Chase Card Services portfolios as anticipated; TSYS does not process the Chase Card Services portfolios for at least two years as expected; the number of active accounts that TSYS processes for Chase Card Services is less than anticipated; the effect of changes in accounting policies and practices as may be adopted by the Financial Accounting Standards Board or the Securities and Exchange Commission; TSYS is unable to control expenses; and TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

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